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                                                                   Exhibit 10.12
                                   APW LTD.
                     OUTSIDE DIRECTORS' STOCK OPTION PLAN


I.   INTRODUCTION

     1.01 Purpose. This plan shall be known as the APW Ltd. Outside Directors' Stock Option Plan (the "Plan"). The purpose of this Plan is to promote the growth and development of APW Ltd. by providing increased incentives for the directors of the Company. This Plan provides for the granting of non-qualified stock options.

     1.02 Effective Date. The effective date of the Plan shall be ______________, 2000, subject to approval of the Plan by the shareholders of APW Ltd. Options granted prior to such shareholder approval shall be expressly conditioned upon such shareholder approval of the Plan.

     1.03 Substitute Options. APW Ltd. is the result of a spin-off from Applied Power Inc. APW Ltd. directors who were previously directors of Applied Power Inc. and were granted options to purchase Applied Power Inc. common stock shall be granted substitute options to purchase APW Ltd. common stock under this Plan on terms which are to be economically consistent with the prior Applied Power Inc. stock options.

II.  PLAN DEFINITIONS

     2.01 Definitions. For Plan purposes, except where the context clearly indicates otherwise, the following terms shall have the meanings set forth below:

     (a)  "Board" shall mean the Board of Directors of the Company.

     (b) "Code" shall mean the Internal Revenue Code of 1986, as amended from time to time.
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     (c)  "Committee" shall mean the Compensation Committee of the Board, as described in Section 4.01.

     (d)  "Company" shall mean APW Ltd., a Bermuda corporation.

     (e) "Company Stock" shall mean common stock of the Company and such other stock and securities as may be substituted therefor pursuant to
          Section 3.02.

     (f) "Fair Market Value" on any date shall mean, with respect to Company Stock, if the stock is then listed and traded on a registered national securities exchange, or is quoted in the NASDAQ National Market System, the mean of the high and low sale prices recorded in composite transactions as reported in the Wall Street Journal (Midwest Edition). In the absence of reported sales on such date, or if the stock is not so listed or quoted, but is traded in the over-the-counter market, "Fair Market Value" shall be the mean of the closing bid and asked prices for such shares on such date as reported in the Wall Street Journal (Midwest Edition), or, if not so reported as obtained from a bona fide market maker in such shares.

     (g) "Optionee" shall mean any person who has been granted an option under the Plan.

     (h) "Outside Director" shall mean a director of the Company who is not also an employee of the Company.

     (i) "Substitute Options" shall mean an option granted under the Plan in substitution for an option to purchase common stock of Applied Power Inc.

III. SHARES SUBJECT TO OPTION

     3.01 Available Shares. The total number of shares of Company Stock that may be issued under the Plan, including shares that may be issued upon exercise of a Substitute Option, shall in the aggregate not exceed two hundred thousand (200,000) shares. Shares subject to and not issued under an option which expires, terminates, is canceled or forfeited for any reason under the Plan shall again become available for the granting of options.

     3.02 Changes in the Number of Available Shares. If any stock dividend is declared upon the Company Stock, or if there is any stock split, stock distribution, or other recapitalization of

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the Company with respect to the Company Stock, resulting in a split or combination or exchange of shares, the aggregate number and kind of shares which may thereafter be offered under the Plan shall be proportionately and approximately adjusted and the number and kind of shares then subject to options granted to employees under the Plan and the per share option price therefor shall be proportionately and appropriately adjusted, without any change in the aggregate purchase prices to be paid therefor.

IV.  ADMINISTRATION

     4.01 Administration by the Committee. The Plan shall be administered by the Compensation Committee of the Board, or such other committee of the Board as the Board may from time to time determine. The Committee shall be constituted so as to permit the Plan to comply with the provisions of Rule 16b-3 under the Securities Exchange Act of 1934 (or any successor rule).

     4.02 Committee Powers. The Committee is empowered to adopt such rules, regulations and procedures and take such other action as it shall deem necessary or proper for the administration of the Plan and, in its discretion, may modify, extend or renew any option theretofore granted. The Committee shall also have authority to interpret the Plan, and the decision of the Committee on any questions concerning the interpretation of the Plan shall be final and conclusive. The Committee may consult with counsel, who may be counsel for the Company, and shall not incur any liability for any action taken in good faith in reliance upon the advice of counsel.

     Subject to the provisions of the Plan, the Committee shall have full and final authority to:

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     (a)  designate the persons to whom options shall be granted;

     (b) grant options in such form and amount as the Committee shall determine;

     (c) impose such limitations, restrictions and conditions upon any such option as the Committee shall deem appropriate, and

     (d) waive in whole or in part any limitations, restrictions or conditions imposed upon any such option as the Committee shall deem appropriate.

V.   STOCK OPTIONS

     5.01 General. Each year, upon the first meeting of the Company's Board of Directors following the Company's annual meeting of shareholders, each person then serving the Company as an Outside Director at that time shall automatically be granted an option to purchase four thousand (4,000) shares, subject to adjustment under Section 3.02 hereof. Each option granted under the Plan shall be evidenced by a stock option agreement between the Company and the Grantee which shall contain the terms and conditions required by this Article V, and such other terms and conditions, not inconsistent herewith, as the Committee may deem appropriate in each case.

     5.02 Option Price. The price at which each share of Company Stock covered by an option may be purchased shall be one hundred percent (100%) of the Fair Market Value of the Company Stock on the date the option is granted.

     5.03 Period for Exercise. Each stock option agreement shall state the period or periods of time within which the option may be exercised by the Optionee, in whole or in part, which shall be the period or periods of time as may be determined by the Committee, provided that unless otherwise determined by the Committee:

     (a) Options will vest eleven (11) months after grant.

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     (b)  If the option is not earlier exercised or terminated, all rights to exercise an option shall expire ten (10) years from the date the option was granted.

     (c) Upon termination of service as a director of the Company for any reason other than death, after the director shall have continuously so served for eleven (11) months after the date of option grant, the director may, at any time within two (2) years after the date of such termination, but in no event later than the date of expiration of the option, exercise the option to the extent he or she was entitled to do so on the date of termination.

     (d) If an Optionee dies while serving as a director of the Company, or within two (2) years after termination of such service, the personal representative of the Optionee's estate or the person or persons to whom the option is transferred by will or the laws of descent and distribution may, at any time within two (2) years after the date of death, but not later than the date of expiration of the option, exercise the option to the extent the Optionee was entitled to do so on the date of death.

     (e) All options shall become immediately exercisable in full upon a change in control (as determined by the Committee).

     5.04 Method of Exercise. Each option may be exercised in whole or in part from time to time as specified in the stock option agreement. Each Optionee may exercise an option by giving written notice of the exercise to the Company, specifying the number of shares to be purchased, accompanied by payment in full of the purchase price therefor. The purchase price may be paid in cash, by check, or, with the approval of the Committee, by delivering shares of Company Stock which have been beneficially owned by the Optionee, the Optionee's spouse, or both of them for a period of at least six months prior to the time of exercise ("Delivered Stock") or a combination of cash and Delivered Stock. Delivered Stock shall be valued at its Fair Market Value determined as of the date of exercise of the option. No Optionee shall be under any obligation to exercise any option hereunder. An Optionee shall not have any rights of a stockholder with respect to the shares subject to the option until such shares shall have been

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delivered to him or her.

     5.05 Merger, Consolidation or Reorganization. In the event of a merger, consolidation or reorganization with another corporation in which the Company is not the surviving corporation, the Committee may, subject to the approval of the Board of Directors of the Company, or the board of directors of any corporation assuming the obligations of the Company hereunder, take action regarding each outstanding and unexercised option pursuant to either clause (a) or (b) below:

     (a) Appropriate provision may be made for the protection of such option by the substitution on an equitable basis of appropriate shares of the surviving corporation, provided that the excess of the aggregate Fair Market Value of the shares subject to such option immediately before such substitution over the exercise price thereof is not more than the excess of the aggregate fair market value of the substituted shares made subject to option immediately after such substitution over the exercise price thereof; or

     (b) The Committee may cancel such option. In such event, the Company, or the corporation assuming the obligations of the Company hereunder, shall pay the Optionee an amount of cash (less normal withholding taxes) equal to the excess of the highest Fair Market Value per share of the Company Stock during the 60-day period immediately preceding the merger, consolidation or reorganization over the option exercise price, multiplied by the number of shares subject to such option.

     5.06 Withholding Taxes. Pursuant to applicable federal and state laws, the Company is or may be required to collect withholding taxes upon the exercise of an option or the lapse of stock restrictions. The Company may require, as a condition to the exercise of an option or the issuance of a stock certificate, that the Optionee concurrently pay to the Company (either in cash or, at the request of Grantee but in the discretion of the Committee and subject to such rules and regulations as the Committee may adopt from time to time, in shares of Delivered Stock) the entire amount or a portion of any taxes which the Company is required to withhold by reason of

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such exercise or lapse of restrictions, in such amount as the Committee or the
Company in its discretion may determine. In lieu of part or all of any such payment, the Optionee may elect, subject to such rules and regulations as the Committee may adopt from time to time, or the Company may require that the Company withhold from the shares to be issued that number of shares having a Fair Market Value equal to the amount which the Company is required to withhold.

VI.  GENERAL

     6.01 Nontransferability. No option shall be transferable by an Optionee otherwise than by will or the laws of descent and distribution, provided that in accordance with Internal Revenue Service guidance, the Committee, in its discretion, may grant options that are transferable, without payment of consideration, to family members of the Optionee or to trusts or partnerships for such family members. The Committee may also amend outstanding stock options to provide for such transferability.

     6.02 General Restriction. Each option shall be subject to the requirement that if at any time the Board or the Committee shall determine, in its discretion, that the listing, registration, or qualification of securities upon any securities exchange or under any state or federal law, or the consent or approval of any government regulatory body, is necessary or desirable as a condition of, or in connection with, the granting of such option or the issue or purchase of securities thereunder, such option may not be exercised in whole or in part unless such listing, registration, qualification, consent or approval shall have been effected or obtained free of any conditions not acceptable to the Board or the Committee.

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     6.03 No Promise of Continued Service as a Director. Nothing in the Plan or
in any option granted under the Plan shall confer on any director any right to continue as a director of the Company or affect the right of the Company to terminate his or her service to the Company at any time.

     6.04 Expiration and Termination of the Plan. The Plan will terminate ten
(10) years after the effective date of the Plan, except as to options then outstanding under the Plan, which options shall remain in effect until they have been exercised, the restrictions have lapsed or the options have expired or been forfeited. The Plan may be abandoned or terminated at any time by the Board of Directors of the Company, except with respect to any options then outstanding under the Plan.

     6.05 Amendments. The Board may from time to time amend, modify, suspend or terminate the Plan; provided, however, that no such action shall be made without shareholder approval where such change would be required in order to comply with Rule 16b-3 under the Securities Exchange Act of 1934 (or any successor rule) or the Code. Subject to the terms and conditions and within the limitations of the Plan, the Committee may modify, extend or renew outstanding options granted under the Plan, accept the surrender of outstanding options (to the extent not theretofore exercised), reduce the exercise price of outstanding options, or authorize the granting of new options in substitution therefor (to the extent not theretofore exercised). Notwithstanding the foregoing, no modification of an option (either directly or through modification of the Plan) shall, without the consent of the Optionee, alter or impair any rights of

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the Optionee under the option.

     6.06 Construction. Except as otherwise required by applicable federal laws, the Plan shall be governed by, and construed in accordance with, the laws of the State of ____________________.

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